TELEMATRIX

                             NETWORK ADMINISTRATION
                                    AGREEMENT



This Network Administration Agreement is entered into this day of March 3, 1999. by Crys-TeI Telecommunications, Operator, with offices at #820 1140 W. Pender St. Vancouver and TeleMatrix, a division of Chiyoda Corporation, with an address at 1-19-11 Dogenzaka 9-10 Shibuya-kU. Tokyo 150 Japan.

WITNESSETH:

TeleMatrix and Crys-TeI currently operate and manage functioning, independent Voice over Internet Protocol (VOIP) networks with capacity and connectivity capable of terminating voice traffic worldwide.

Crys-TeI and TeleMatnx wish to interconnect their independent VoIP networks. For the purpose of interconnection. Crys-Tel will deploy the necessary equipment to the TeleMatrix Tokyo NOC.

Initially, Crys-Tel wishes to operate gateways on TeleMatrix' network, to be managed by TeleMatrix for test purposes.

Crys-Tel and TeleMatrix are willing to grant each other a nonexclusive license to use a portion of each other's network capacity for such purposes under the terms and conditions contained herein.

In consideration of mutual promises and covenants hereinafter. TeleMatrix will administer the network on behalf of Crys-Tel in accordance with the following service, operating, and facility arrangements:

1.0     NETWORK  ADMINISTRATION:

Until the networks can be tested, or until3hey are physically interconnected, TeleMatrix will provide Call Processing Server (CPS) functions for any gateway on the Network, specifically providing:

CALL ROUTING: TeleMatrix will determine the routing of any and all calls transiting the Network.

CALL AUTHENTICATION: TeleMatrix will provide a means for authentication and will issue Personal Identification Numbers (PINs) to Operator for test distribution.

CALL DETAIL RECORDS (CDR): TeleMatrix will provide complete CDR files containing all calls for all accounts active during the prior billing period.

All Gateways, servers, routers or any other equipment that is to reside on the Network are to be configured, maintained and managed by fully qualified staff to the exact specifications as provided by TeleMatrix. TeleMatrix will not be responsible for any installation, integration, configuration or upgrades of hardware or software which constitutes any portion of the Operator's equipment, or the equipment of any third party commissioned or contracted by the Operator.

It is agreed between the parties that all CPS functions listed above would be managed by the Operator as soon a physical interconnect is possible in Tokyo.

2.0     PROVISIONING  OF  CONNECTIONS

 Each party will be responsible for the provisioning of all PSTN, Internet bandwidth connections and shall maintain adequate capacity and port availability to accommodate this interconnection.

3.0     ANCILLARY  SERVICES

Information and data need to be shared between each party's NOC. Each party agrees that access to information regarding call routing, CDR, and other network logs and functions will not be unduly withheld.

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                             NETWORK ADMINISTRATION
                                    AGREEMENT


Each  Party  will  be  solely  responsible  for  maintenance of their equipment.

4.0     CHARGES;  BILLING  AND  PAYMENT

It will be each party's responsibility to bill and collect the amount due from the other party with respect to termination costs.

Each party will submit a monthly statement of accounts outlining all amounts due, inclusive of fees, charges, taxes which may fall under the jurisdiction of any and all agreements to which both parties have agreed. Such statement shall also include all appropriate CDR as transmitted electronically. All bills are to be paid by direct bank transfer in US$ in the amount and to the account specified. Bills are due when issued and payable within thirty (30) days. Any dispute or request for billing adjustment shall be made within thirty (30) days of the invoice date.

BILLING  AND  PAYMENT:
----------------------

Parties shall pay for the Services at the rates and charges set out in the attached Service Schedules and such other exhibits or attachments as may be attached hereto and made a part hereof from time to time.

a) There is no security deposit required for the consummation of this agreement. Each party reserves the right to request a deposit or to suspend the agreement temporarily, or permanently in the event of delayed or delinquent payment by the other party. Additionally either party may request a deposit in the event that the terminated traffic between the parties become increasingly disproportionate. In the event that a security deposit is requested, either party may elect to provide a Letter of Credit, in lieu of cash security deposit. Any Letter of Credit must comply with the terms for a Letter of Credit as outlined in Exhibit II

b) FRAUDULENT USAGE: Parties hereby agree to defend and indemnify each other against any fraudulent use of Service. Any claims of fraud shall not solely constitute valid justification for dispute of an Invoice.
       Purchaser is solely responsible for all Services usage, allegedly fraudulent or otherwise, and for all additional charges as may be associated with such usage. Each party will monitor End-User call activity for fraudulent use using the same procedures they use for its own customers and in any condition of suspect fraud hereby agrees to notify the other party immediately.

c) Rates and monthly recurring and other charges in this Agreement (and any exhibit, attachment or schedule) at any time upon written notice to the other party.

BILLING  DISPUTES:
------------------

The Parties agree that time is of the essence for payment of all Invoices. Purchaser has the affirmative obligation of providing written notice and supporting documentation for any good faith dispute with an Invoice ("Dispute") within 30 Business Days after Purchaser's receipt. Purchaser shall pay alt disputed amounts, subject to resolution of the Dispute. Parties agree to use reasonable efforts to resolve timely Disputes within 30 Business Days after its receipt of the Dispute notice. The Parties agree to exercise all reasonable efforts to resolve Disputes within the time frames established herein.

5.0     TERM  AND  TERMINATION

The term of this agreement is one year, commencing as of the date first written above. Either party may terminate the agreement prior to the end of the current term by providing the other party with 60 days' prior written notice.

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                             NETWORK ADMINISTRATION
                                    AGREEMENT

It is agreed that this Interconnect agreement is to include a test period which is not to exceed 30 (thirty) days. While the test period may be concluded in less than 30 days, both parties agree that any modifications or amendments to this agreement will be to be completed prior to the end of the test period.


6.0     INDEMNIFICATION  AND  LIABILITY

Each party shall defend, indemnify, and hold harmless the other, its officers and directors, employees, and agents from and against any and all lawsuits, claims, demands, penalties, losses, fines, liabilities, damages, and expenses (including attorney's fees) of any kind provided that this section shall not apply to the extent that any injury, loss, or damage is caused by the gross negligence or willful misconduct on the part of one specific party.

Except as expressly provided in this agreement, TeleMatrix makes no expressed or implied representations, or warranties, including any warranties regarding merchantability or fitness for a particular purpose.

Except as provided for above, under no circumstances shall either party be liable to the other for special, incidental. indirect, consequential, or similar damages.

7.0     FORCE  MAJEURE

Neither party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this agreement, Including, without limitation: fire, explosion, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, or ordinance of any government or legal body; strikes; or delays caused by the other party or any circumstances beyond the party's reasonable control. In such event, the party affected shall, upon giving prompt notice to the other, be excused from such performance to the extent of such interference. The affected party shall use its reasonable efforts to avoid or remove the cause of non-performance.

8.0     ASSIGNMENT

This agreement may not be assigned by Operator except to a wholly owned subsidiary or affiliate held under common control with Operator, without prior written consent of both parties. TeleMatrix must receive at least 30 days to consider such request, and agrees its consent will not be unreasonably withheld.

9.0     CONFIDENTIALITY

This agreement and all of the non-tariffed rates, terms, conditions, and other information herein are confidential and shall not be disclosed by either party to any other person, except as may be required by a court or government agency acting in accordance with its jurisdiction. If either party discloses such information to a person within said party's company on a need to know basis, such person will be advised of the confidential and non-disclosable nature of said information and required to abide thereby.

10.0     NOTICES

Any notice required or permitted to be given under this agreement by a party shall be in writing and shall be delivered by hand, mail, national overnight courier service or by fax if confirmed by telephone to the other party at the address or phone numbers shown in Exhibit I or at such other address or phone numbers as shall be designated from time to time.

Acknowledged  as  of  the  date  first  written  above:

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
                             NETWORK ADMINISTRATION
                                    AGREEMENT

                                   TeleMatrix

Operator

By:  ____________________                         By:  ____________________


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
                                  NETWORK ADMINISTRATION AGREEMENT
                                              EXHIBIT I


CONTRACT  NOTICES


                                   Crys-Tel Telecommunications     TeleMatrix / Chiyoda Corporation
------------------------------  ---------------------------------  --------------------------------
Contractual Notices             Jim Rodgers CEO                    TeleMatrix / Chiyoda Corporation
                                Crys-Tel Telecommunications, Inc.  Chiyoda Corporation
                                #820-1140 West Pender              1-19-11 Dogenzaka 9F
                                Vancouver, BC Canada               Shibuya-ku, Tokyo 150-0043 JAPAN
                                Tel: 604-662-3667                  Tel: 813-3462-7130
                                Fax: 604-662-3734                  Fax: 813-3462-7133
                                Edward Yau President               David Kleiman, Vice President
                                Crys-TeI Telecommunications Inc    TeleMatrix - USA
                                #820-1140 West Pender              1097 Howard Street Suite #203
                                Vancouver, BC Canada               San Francisco, CA 94103-2878
                                Tel: 604-662-3667                  Tel: (415) 626-1090
                                Fax: 604-662-3734                  Fax: (415) 626-1271
                                email: Edward@Crys-TeI.com         e-mail: davidk@telematrix.co.jp
------------------------------  ---------------------------------  --------------------------------
INVOICING AND ACCOUNTS PAYABLE
------------------------------  ---------------------------------  --------------------------------
Invoicing and                   Anthony Papalia                    Mere Higuchi and Darcie Anderson
Accounts Payable                Crys-Tel Telecommunications Inc    Chiyoda Corporation
                                #820-1140 West Pender              1-19-11 Dogenzaka 9F
                                Vancouver, BC Canada               Shibuya-ku, Tokyo 150-0043 JAPAN
                                Tel: 604-662-3667                  Tel: 81 3-3462-7130
                                Fax: 604-662-3734                  Fax: 813-3462-7133
                                email: Anthony@Crys-TeI.com        e-mail: anderson@telematrix.co.jp
------------------------------  ---------------------------------  --------------------------------
CORPORATE COMMUNICATIONS
------------------------------  ---------------------------------  --------------------------------
CORPORATE COMMUNICATIONS        Edward Yau President               David Kleiman, Vice President
                                Crys-TeI Telecommunications Inc    1097 Howard Street Suite #203
                                #820-1140 West Pender              San Francisco, CA 94103-2878
                                Vancouver, BC Canada               Tel: (415) 626-1090
                                Tel: 604-662-3667                  Fax: (415) 626-1271
                                Fax: 604-662-3734                  e-mail: davidk@telematrix.co.jp
                                email: edward@Crys-TeI.com
------------------------------  ---------------------------------  --------------------------------
Technical Contacts
------------------------------  ---------------------------------  --------------------------------
Technical Contacts              Edward Yau President               Kaoru Yamada
                                Crys-Tel Telecommunications Inc    TeleMatrix
                                #820-1140 West Pender              1-19-11 Dogenzaka 9F
                                Vancouver, BC Canada               Shibuya-ku, Tokyo 150 JAPAN
                                Tel: 604-662-3667                  Tel: 813-3462-7409
                                Fax: 604-662-3734                  Cellular: 8160-126-8206
Contact #1                      email: edward@Crys-TeI.com         Email: ty@tky0.attnet.or.jp
                                                                   David Kleiman, Vice President
                                                                   TeIe Matrix - USA
                                                                   1097 Howard Street Suite #203
                                                                   San Francisco, CA 94103-2878
                                                                   Tel: (415) 626-1090
                                                                   Fax: (415) 626-1271
                                                                   Cellular: (415) 307-1692
Contact #2                                                         e-mail: davidk@telematdx.co.jp
------------------------------  ---------------------------------  --------------------------------

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                        NETWORK ADMINISTRATION AGREEMENT
                                   EXHIBIT II

                          LETTER OF CREDIT INSTRUCTIONS
                          -----------------------------

Customer agrees that the terms and conditions set forth below are some of those terms and conditions required to be contained in the Letter of Credit as required prior to the effectiveness of the Agreement.

1. The Letter of Credit is to be issued and advised by a bank acceptable to the creditor, in its sole determination, and may be required to be confirmed by a bank chosen by the creditor, in its sole determination. The Letter of Credit must be written in the English language and should be transmitted by swift/tested telex.

2. The Letter of Credit is to be drawn in irrevocable form and subject to the Uniform Customs and Practice for Documentary Credits, as published and updated from time to time by the International Chamber of Commerce.

3.     The  beneficiary  shall  be  shown  to  be:

4. The Letter of Credit is to be transferable and the proceeds of the Letter of Credit are assignable.

5. The Letter of Credit is to be negotiable at the counter of any Japanese, or U.S. bank.

6. The Letter of Credit shall be a clean standby Letter of Credit. The Letter of Credit shall be payable at sight simply at the presentation of the creditor's draft if accompanied by the creditor's signed and dated statement containing one of the following representations:

          (i) "The undersigned, an authorized officer of [name of Creditor] hereby certifies that [name of Purchaser] has not paid invoice(s) for [name of Creditor] telecommunications services; that written notice has been given to [name of Purchaser]: that payment has not been received from [name of Purchaser] or other source, and the subject payment is now seven (7) or more calendar days past the due date" or

          (ii) "The undersigned, an authorized officer of (name of Creditor] hereby certifies that, although all or a portion of (name of Purchaser's) indebtedness has been paid, the payment, or a potion thereof, was paid within ninety (90) days of a petition filed by or against [name of Purchaser's) under the Bankruptcy Code or a general assignment for the benefit of [name of Purchaser's] creditors."

7.     The  invoice  shall  not  be  required  to  be  approved  by  Customer.

8.     The  Letter  of  Credit  shall  be  payable  in  U.S.  currency.

9. The Letter of Credit shall be payable in full or a partial drawing. The failure to make a drawing for a payment shall not, in and of itself, result in the Letter of Credit ceasing to be available for future drawings. The Letter of Credit shall state that it shall be replenished up to the full initial stated amount each time there is a draw on the Letter of Credit.

10. The Letter of Credit shall state that all banking charges inside and outside Japan, or the U.S. (including those of the issuing bank) are for the sole account of the Account Party - the Purchaser. Such charges shall include without limitation those charges for issuance, advising, amendment, transfer, payment, assignment, confirmation and cancellation, and communication of all of the same.

12. The expiration date shall be determined by the creditor and shall be no less than fourteen months after the Effective Date of the Agreement. The creditor may request Purchaser, and

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                        NETWORK ADMINISTRATION AGREEMENT
                                   EXHIBIT II

Purchaser shall comply, to extend or renew the Letter of Credit for an additional period of time.

                               INVOICE AND DEMAND
                               ------------------

Demand  for  Payment  Under
[Letter of Credit Bank]
Letter of Credit No._______

[Full Name of Letter of Credit Bank]
[Full  Address  of  Letter  of  Credit  Bank)

Ladies  and  Gentlemen:

     The undersigned, [the creditor], hereby demands payment under the above-referenced Letter of Credit, and in connection therewith, certifies as below. Any capitalized terms used herein and not defined herein shall have the respective meanings set forth in such Letter of Credit.

  [SELECT ONE OF THE TWO OPTIONS BELOW AND DELETE THE OTHERJFILL IN CUSTOMERNAME
                                  AS INDICATED]

     [1. The undersigned, an authorized officer of [name of Creditor] hereby certifies that (name of Purchaser] has not paid invoice(s) for [name of Creditor] telecommunications services: that written notice has been given to [name of Purchaser]; that payment has not been received [name of Purchaser] or other source, and the subject payment is now seven (7) or more calendar days past the due date] or

     [1. The undersigned, an authorized officer of [name of Creditor] hereby certifies that, although all or a portion of [name of Purchaser's] indebtedness has been paid, the payment, or a portion thereof, was paid within ninety (90) days of a petition filed by or against [name of Purchaser's) under the Bankruptcy Code or a general assignment for the benefit of [name of Purchaser] creditors.

     2. Payment of U.S. S________ is hereby demanded by [name of Creditor] under the Letter of Credit. Please remit payment of such amount in immediately available funds in accordance with the Letter of Credit and as set forth below:


Remittance  Instructions:
-------------------------

[Name of the creditor's designated bank]

[Account and wire/swift instructions]

IN WITNESS WHEREOF, [name of Creditor] has executed and delivered this Invoice and Demand as of the___, day of ___, 19___.


By:  ________________________
Name:  ______________________
Title:  _____________________

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
International  Termination  Rates

Code      Country      Rate
----  --------------  -------
  81  Japan          $0.1000
  82  Korea          $0.1800
  86  China          $0.3400
 852  Hong Kong      $0.2850
 886  Taiwan         $0.1800
 604  Vancouver, CA  $0.035

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